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                                                                    EXHIBIT 21

                              PMA CAPITAL CORPORATION
                     SIGNIFICANT SUBSIDIARIES OF REGISTRANT
                            AS OF DECEMBER 31, 1998


PMA Capital Corporation (Pennsylvania)
  PMA Reinsurance Corporation (Pennsylvania)
       Caliber One Indemnity Company (Delaware)
  Pennsylvania Manufacturers' Association Insurance Company (Pennsylvania)
       PMA Management Corporation (Pennsylvania)
       PMA Services Incorporated (Pennsylvania)
       Presque Enterprises Incorporated (Pennsylvania)
   Pennsylvania Manufacturers Indemnity Company (Pennsylvania)
   Manufacturers Alliance Insurance Company (Pennsylvania)
   Mid Atlantic States Investment Company (Delaware)
       Mid-Atlantic States Casualty Company (Pennsylvania)
       PMA Holdings Cayman, Ltd.
       PMA International Insurance Cayman, Ltd.
       High Mountain Reinsurance, Ltd. (Cayman)
   Caliber One Management Company, Inc. (Delaware)
   PMA Holdings Limited (Bermuda)
       Pennsylvania Manufacturers International Insurance, Ltd. (Bermuda) PMA Life Insurance Company (Pennsylvania)